Exhibit 99.1

FOR IMMEDIATE RELEASE

May 21, 2009

Ottawa Savings Bancorp, Inc

Contact: Gary L. Ocepek

President/CEO

(815) 433-2525

Ottawa Savings Bancorp, Inc. Declares

Quarterly Cash Dividend of $0.05 Per Common Share

Ottawa, IL – May 21, 2009 - Ottawa Savings Bancorp, Inc., (OTC BB-OTTW.OB),(The “Company”), the holding company for Ottawa Savings Bank, today announced that its Board of Directors declared a cash dividend of $0.05 per common share on May 20, 2009. The dividend will be paid on or about June 19, 2009, to stockholders of record as of June 4, 2009.

The Company is the majority-owned subsidiary of Ottawa Savings Bancorp MHC, which owns 57.6% of the Company’s outstanding shares. Ottawa Savings Bancorp MHC previously filed a notice with the Office of Thrift Supervision of its intent to waive the receipt of dividends paid on the shares it owns of the Company. The Office of Thrift Supervision did not object to the dividend waiver request.

Ottawa Savings Bank, originally chartered in 1871, is a community bank serving Ottawa, Illinois and LaSalle County through its main office in Ottawa, Illinois.